EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Issuer Tender Offer Statement of C&F Financial Corporation on Schedule TO of our report, dated February 8, 2005, appearing in the Annual Report on Form 10-K of C&F Financial Corporation for the year ended December 31, 2004.

YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

May 12, 2005